                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: August 29, 1997

                         Commission File Number 1-13159

                                  ENRON CORP.
             (Exact name of registrant as specified in its charter)


          Oregon                                        47-0255140
-------------------------------               -------------------------------
(State or other jurisdiction of               (I.R.S. Employer Identification
incorporation or organization)                            Number)



         Enron Building
       1400 Smith Street
         Houston, Texas                                   77002
-------------------------------               -------------------------------
(Address of principal executive                        (Zip Code)
          Offices)



                                 (713) 853-6161
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

         On July 1, 1997, Enron Corp. acquired Portland General Corporation ("PGC") by merger pursuant to the Amended and Restated Agreement and Plan of Merger by and among Enron Corp., PGC and Enron Oregon Corp., dated as of July 20, 1996 and amended and restated as of September 24, 1996 and as further amended by the First Amendment dated April 14, 1997 (the "Amended Merger Agreement"). Pursuant to the Amended Merger Agreement, on July 1, 1997, Enron Corp., a Delaware corporation, merged with and into Enron Oregon Corp., an Oregon corporation (the "Reincorporation Merger"), and the name of Enron Oregon Corp. was changed to Enron Corp. ("Enron" or, the "Registrant"). Also on July 1, 1997, promptly following the Reincorporation Merger, PGC merged with and into Enron (the "PGC Merger"), with Enron continuing in existence as the surviving corporation (the Reincorporation Merger and the PGC Merger are collectively referred to herein as the "Mergers"). Each share of PGC common stock issued and outstanding (other than shares owned by PGC, Enron Corp., Enron Oregon Corp. or any of their respective subsidiaries, which were canceled) was converted into 0.9825 shares of Enron common stock. In addition, pursuant to the terms of the Amended Merger Agreement, Enron consolidated PGC's debt (approximately $1.1 billion at June 30, 1997) and accounted for the transaction on a purchase accounting basis. The amount of such consideration was the result of an agreed negotiation between the two companies, and the mergers were approved by each company's shareholders.

         For a further discussion of PGC, PGE and the Amended Merger Agreement, see the Amended Merger Agreement included as Annex A to the Proxy
Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791, in addition to the other documents listed in Item 7(c) hereto and incorporated by reference herein.

The following unaudited pro forma combined balance sheet as of June 30, 1997 and the unaudited pro forma combined statements of income for the six months ended June 30, 1997 and the year ended December 31, 1996, give effect to the Mergers based on the historical consolidated financial statements of Enron and PGC under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

The unaudited pro forma combined balance sheet assumes the Mergers were consummated on June 30, 1997. The unaudited pro forma combined statements of income assume that the Mergers were consummated on January 1, 1996. Enron will account for the transaction as a purchase for financial reporting purposes.

These unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and with the historical consolidated financial statements and related notes thereto of Enron and PGC. The unaudited pro forma combined financial statements have been prepared based upon assumptions deemed appropriate by the management of Enron and PGC. These unaudited pro forma combined financial statements have been prepared for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial condition that would have been achieved had the Mergers occurred at the dates assumed.

                                  ENRON CORP.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN MILLIONS)

                                                                                                       PRO FORMA
                                                                                            ---------------------------
                                                                 ENRON        PGC             ADJUSTMENTS      COMBINED
                                                               --------     -------         ---------------    --------
Current Assets
    Cash and cash equivalents                                  $    211     $    25         $   (19)    (A)    $    209
                                                                                                 (8)    (B)
    Trade and other receivables                                   1,165         169                               1,334
    Assets from price risk management activities                  1,119          --                               1,119
    Other                                                         1,327          51                               1,378
                                                               --------     -------          -------           --------
             Total Current Assets                                 3,822         245             (27)              4,040
                                                               --------     -------          -------           --------
Investments and Other Assets
    Investments in and advances to unconsolidated                 1,927          --                               1,927
      subsidiaries
    Assets from price risk management activities                    999          --                                 999
    Unamortized regulatory assets                                   258         856                               1,114
    Other                                                         1,877         653             (14)    (A)       2,516
                                                               --------     -------          -------           --------
         Total Investments and Other Assets                       5,061       1,509             (14)              6,556
                                                               --------     -------          -------           --------
Property, Plant and Equipment, net                                7,202       1,792                               8,994
Goodwill                                                             --          --            1,091    (C)       1,091
                                                               --------     -------          -------           --------
Total Assets                                                   $ 16,085     $ 3,546          $ 1,050           $ 20,681
                                                               ========     =======          =======           ========

Current Liabilities
    Accounts payable and accrued liabilities                   $  1,550     $   149          $                 $  1,699
    Liabilities from price risk management activities             1,006          --                               1,006
    Other                                                           724         246               17    (D)         987
                                                               --------     -------          -------           --------
         Total Current Liabilities                                3,280         395               17              3,692
                                                               --------     -------          -------           --------
Long-Term Debt                                                    4,537         877               20    (E)       5,434
                                                               --------     -------          -------           --------
Deferred Credits and Other Liabilities
    Deferred income taxes                                         1,980         642            (148)    (F)       2,474
    Liabilities from price risk management activities               581          --                                 581
    Trojan decommissioning and transition obligation                 --         349                                 349
    Other                                                           542         228              131    (D)       1,092
                                                                                                 191    (G)
                                                               --------     -------          -------           --------
         Total Deferred Credits and Other Liabilities             3,103       1,219              174              4,496
                                                               --------     -------          -------           --------
Minority Interests                                                  770          --                                 770
                                                               --------     -------          -------           --------
Company-Obligated Preferred Securities of Subsidiaries              964          30                1    (E)         995
                                                               --------     -------          -------           --------
Shareholders' Equity
    Convertible preferred stock                                     134          --                                 134
    Common stock                                                     26         193            1,670    (H)       3,770
                                                                                               1,881    (I)
    Additional paid in capital                                    1,881         586             (586)   (H)          --
                                                                                              (1,881)   (I)
    Retained earnings                                             1,692         247             (239)   (H)       1,692
                                                                                                  (8)   (B)
    Other                                                          (302)         (1)               1    (H)        (302)
                                                               --------     -------          -------           --------
                                                                  3,431       1,025              838              5,294
                                                               --------     -------          -------           --------
Total Liabilities and Shareholders' Equity                     $ 16,085     $ 3,546          $ 1,050           $ 20,681
                                                               ========     =======          =======           ========
Common Stock outstanding as of June 30, 1997                        256          51                                 307
                                                               ========     =======                            ========


---------------
*    Certain amounts have been reclassified to conform to Enron's presentation.

                                  ENRON CORP.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

A. To reflect approximately $33 million for transaction costs related to the PGC Merger incurred by Enron, of which $14 million has been paid and deferred, including Enron's required contribution to the Foundation of $10 million.

B. To reflect approximately $8 million for PGC transaction costs related to the Mergers expected to be incurred subsequent to June 30, 1997.

C. To reflect the recognition of the purchase price allocation to goodwill. The significant adjustments comprising the purchase price allocated to goodwill are as follows (in millions):


     Consideration paid in excess of PGC's net book value                 $   846
     Increase in long-term debt and preferred stock                            21
     Guaranteed obligation to PGE customers                                   148
     Reserves for contractual, environmental and benefit obligations          191
     Decrease in deferred income tax liability                               (148)
     Transaction costs                                                         33
                                                                          -------
                                                                          $ 1,091
                                                                          -------

     As a condition to the Oregon Public Utility Commission's ("OPUC") approval of the Mergers and consistent with Enron's intended use of PGC's assets, Enron will file a disaggregation plan to separate PGC's generating assets from its transmission and distribution assets. Enron has not completed its plan or its estimate of the impact of such plan on the valuation of PGE's generating assets in a competitive environment. For purposes of these Pro Forma Combined Financial Statements, the assets and liabilities acquired reflect their net book value as recorded by PGC, except as reflected above. The allocation of the purchase price is preliminary because valuations and other studies related to PGC's regulated and unregulated businesses have not been finalized. The ultimate fair values of the assets and liabilities of PGC's regulated and unregulated businesses may vary significantly from the historical basis of the assets and liabilities recorded by PGC. Enron is currently unable to estimate the impact of these matters on its purchase price allocation to goodwill.

D. To reflect Enron's obligation to provide guaranteed merger-related benefits to PGE's customers. The total undiscounted guaranteed obligation of $141 million (which will accrue interest at above-market rates) has been reflected at Enron's current incremental borrowing rate.

E. To increase long-term debt and company-obligated preferred securities of subsidiary, PGE, by $20 million and $1 million, respectively, to reflect fair value based on the quoted market prices for the same or similar issues or on the current rates offered to PGC for debt of similar remaining maturities.

F. To reduce deferred income tax liabilities for the tax effect of the basis differences between the fair value of certain liabilities and PGC's corresponding historical net book values. It is assumed there will be no change in the tax basis of PGC's assets and liabilities. For purposes of the pro forma calculations, a statutory income tax rate of 41% has been utilized.

G To reflect reserves related to valuing certain contractual obligations to current market values, estimated environmental liabilities and certain benefit related and other obligations. The determination of these reserves is preliminary pending completion of Enron's final studies and valuations.

H. To reflect the issuance of approximately 50.5 million shares of Enron Common Stock, without par value, for the PGC Common Stock issued and outstanding as of the effective date of the PGC Merger (based upon the PGC Conversion Ratio of 0.9825 shares of Enron Common Stock for each share of PGC Common Stock) at $36.88 per share (reflecting the average share price of Enron Common Stock for two trading days before and after the announcement of the First Amendment) and to eliminate PGC common shareholders' equity of $1,025 million.

I. To reflect the reclassification of Enron's additional paid in capital to common stock due to Enron Common Stock being without a par value upon completion of the Reincorporation Merger.

                                  ENRON CORP.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1997
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                     PRO FORMA
                                                                                           ----------------------------
                                                                ENRON           PGC        ADJUSTMENTS         COMBINED
                                                               -------         -----       -----------         --------
Revenues                                                       $ 8,595         $ 677       $                    $ 9,272
                                                               -------         -----       ------               -------
Costs and Expenses
    Costs of gas, electricity and other products                 8,018           285                              8,303
    Operating expenses                                             581           115                                696
    Oil and gas exploration expenses                                46            --                                 46
    Depreciation, depletion and amortization                       249            78           14    (A)            341
    Taxes, other than income taxes                                  69            29                                 98
                                                               -------         -----       ------               -------
                                                                 8,963           507           14                 9,484
                                                               -------         -----       ------               -------
Operating Income (Loss)                                           (368)          170          (14)                 (212)
Other Income and Deductions, net                                   249            20            2    (B)            271
                                                               -------         -----       ------               -------
Income before Interest, Minority Interests and
     Income Taxes                                                 (119)          190          (12)                   59
Interest and Related Charges, net                                  149            38            4    (C)            191
Dividends on Company-Obligated Preferred Securities
     of Subsidiaries                                                31             1                                 32
Minority Interests                                                  36            --                                 36
Income Taxes                                                      (137)           67           (1)   (D)            (71)
                                                               -------         -----       ------               -------
Net Income (Loss)                                                 (198)           84          (15)                 (129)
Preferred Stock Dividends                                            8            --                                  8
                                                               -------         -----       ------               -------
Earnings (Loss) on Common Stock                                $  (206)        $  84       $  (15)              $  (137)
                                                               =======         =====       ======               =======

Earnings (Loss) Per Share of Common Stock
         Primary                                               $ (0.83)        $1.63                            $ (0.46)
                                                               =======         =====                            =======
         Fully diluted                                         $ (0.83)        $1.63                            $ (0.46)
                                                               =======         =====                            =======

Average Number of Common Shares Used in Primary Computation
                                                                   248            51            -                   299     (E)
                                                               =======         =====       ======               =======

---------------
* Certain amounts have been reclassified to conform to Enron's presentation.

                                  ENRON CORP.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                                      PRO FORMA
                                                                                           ----------------------------
                                                                ENRON         PGC          ADJUSTMENTS         COMBINED
                                                               -------       -------       -----------         --------
Revenues                                                       $13,289       $ 1,112       $                   $ 14,401
                                                               -------       -------       ------              --------
Costs and Expenses
    Costs of gas, electricity and other products                10,478           317                             10,795
    Operating expenses                                                           253                              1,674
                                                                 1,421
    Oil and gas exploration expenses                                89            --                                 89
    Depreciation, depletion and amortization                       474           155           27    (A)            656
    Taxes, other than income taxes                                 137            52                                189
                                                               -------       -------       ------              --------
                                                                12,599           777           27                13,403
                                                               -------       -------       ------              --------
Operating Income                                                   690           335          (27)                  998
Other Income and Deductions, net                                   548           (21)          23    (B)            550
                                                               -------       -------       ------              --------
Income before Interest, Minority Interests and
     Income Taxes                                                1,238           314           (4)                1,548
Interest and Related Charges, net                                  274            78            8    (C)            360
Dividends on Company-Obligated Preferred Securities
     of Subsidiaries                                                34             3                                 37
Minority Interests                                                  75            --                                 75
Income Taxes                                                       271           103            7    (D)            381
                                                               -------       -------       ------              --------
Net Income                                                         584           130          (19)                  695
Preferred Stock Dividends                                           16            --                                 16
                                                               -------       -------       ------              --------
Earnings on Common Stock                                       $   568       $   130       $  (19)             $    679
                                                               =======       =======       ======              ========

Earnings Per Share of Common Stock
         Primary                                               $  2.31       $  2.53                           $   2.29
                                                               =======       =======                           ========
         Fully diluted                                         $  2.16       $  2.53                           $   2.15
                                                               =======       =======                           ========

Average Number of Common Shares Used in Primary Computation        246            51           (1)                  296  (E)
                                                               =======       =======       ======              ========

----------------
* Certain amounts have been reclassified to conform to Enron's presentation.

                                  ENRON CORP.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

The adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income do not give effect to any nonrecurring costs directly associated with the Mergers that might be incurred within the next twelve months. The pro forma financial data also do not give effect to any potential cost savings and synergies that could result from the Mergers.

A. To reflect a 40-year amortization of the purchase price allocated to goodwill.

B. To remove the effect of PGC's recognition of expenses related to the Mergers in the six months ended June 30, 1997 and the year ended December 31, 1996.

C. To reflect amortization of the excess of fair value over book value from revaluation of PGC's long-term debt and company-obligated preferred securities and interest expense related to Enron's obligation to provide guaranteed merger-related benefits to PGE's customers.

D. To reflect income tax expense for the effects of the above items except for item A. For purposes of the pro forma calculations, a statutory income tax rate of 41% has been utilized.

E. The average number of common shares used in primary computation have been determined using the PGC Conversion Ratio of 0.9825 shares of Enron Common Stock for each share of PGC Common Stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits. The following exhibits to the Form 8-K Current Report are incorporated by reference to the filings indicated below:

         (i) The following documents filed with the Commission by Enron Corp., an Oregon corporation, are incorporated herein by reference:

                (a) Form 8-B Registration Statement filed on July 2, 1997 pursuant to the Securities Exchange Act of 1934;

                (b) Amended and Restated Agreement and Plan of Merger dated as of July 20, 1996 and amended and restated as of September 24, 1996 among Enron Corp., Enron Oregon Corp., and PGC, as amended by the First Amendment thereto dated April 14, 1997 (Annex A to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

                (c) Restated Articles of Incorporation of Enron (Annex E to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

                (d) Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417).

                (e) Articles of Merger of Enron Corp., an Oregon corporation, and Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417).

                (f) Bylaws of Enron (Exhibit 3.04 to the Registrant's Post-Effective Amendment No. 1 to Form S-3 Registration Statement, File No. 33-60417.

                (g) Form of Series Designation for the Enron Convertible Preferred Stock (Annex F to the Proxy
                      Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

                (h) Form of Series Designation for the Enron 9.142% Preferred Stock (Annex G to the Proxy Statement/Prospectus included in the Registrant's Registration Statement on Form S-4, File No. 333-13791).

         (ii) The following documents filed by PGC with the Commission are incorporated herein by reference:

                (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A Amendment No. 1; and

                (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENRON CORP.


Date:  August 29, 1997               By: /s/ RICHARD A. CAUSEY
                                        --------------------------
                                             Richard A. Causey
                                             Senior Vice President and Chief
                                             Accounting and Information Officer